AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT dated as of June 11, 2020.

BETWEEN:

GLOBAL HOUSE HOLDINGS LTD., a Nevada corporation, having a registered office at 800 North Rainbow Blvd. Ste. 208, Las Vegas, NV 89107 ("**Global House**")

AND:

GPO Plus, Inc. a Nevada corporation, having a registered office at 1771 E. Flamingo Road, Suite 201 A, Las Vegas, NV 89119; ("**GPO**")

WHEREAS:

A. GPO is the wholly-owned subsidiary of Global House;

B. The board of directors of GPO and Global House deem it advisable and in the best interests of their respective companies and shareholders that GPO be merged with and into Global House, with Global House remaining as the surviving corporation under the name "GPO Plus, Inc.";

C. The board of directors of GPO have approved the plan of merger embodied in this Agreement; and

D. The board of directors of Global House have approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), GPO shall be merged with and into Global House in accordance with the applicable laws of the State of Nevada (the "**Merger**"). The separate existence of GPO shall cease, and Global House shall be the surviving corporation under the name "Global House Holdings Ltd." (the "**Surviving Corporation**") and shall be governed by the laws of the State of Nevada.

2.2 Common Stock of GPO

Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of GPO, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled.

2.3 Exchange of Certificates

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3. <u>EFFECT OF THE MERGER</u>

3.1 Rights, Privileges, etc.

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of GPO and Global House; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of GPO and Global House on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in GPO or Global House, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of GPO and Global House shall be preserved unimpaired, and all liens upon the property of GPO or Global House shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 Further Assurances

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of GPO such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of GPO and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of GPO or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

GLOBAL HOUSE HOLDINGS LTD.

Per: ______________________________
Brett H. Pojunis,
President, CEO, Director

GPO PLUS, INC.

Per: ______________________________
Brett H. Pojunis,
President, CEO, Director

Barbara K. Cegavske
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

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2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Global House Holdings Ltd.
Name of merging entity, if applicable

GPO Plus, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Global House Holdings Ltd.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

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Barbara K. Cegavske
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

Barbara K. Cegavske
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

(if there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.):

Global House Holdings Ltd.
Name of merging entity

[signature] | President |
Signature | **Title** | **Date**

GPO Plus, Inc.
Name of merging entity

[signature] | President |
Signature | **Title** | **Date**

Name of merging entity

Signature | **Title** | **Date**

Name of merging entity

Signature | **Title** | **Date**

Global House Holdings Ltd.
Name of surviving entity

[signature] | President |
Signature | **Title** | **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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